SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2014 (June 16, 2014)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 16, 2014, Steel Dynamics, Inc. (“Steel Dynamics”) issued a press release announcing that holders of $271,810,000 principal amount of its 5.125% Convertible Notes due June 15, 2014 (the “Notes”) have exercised their option to convert the Notes into shares of common stock by the close of business on June 12, 2014 (the conversion election deadline). The conversion rate provided under the terms of the Notes was 58.4371 shares of common stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $17.10 per share of common stock. Steel Dynamics issued a total of 15,893,457 shares of common stock upon conversion of the Notes. The remaining $15,690,000 in outstanding principal amount of the Notes was paid in cash on June 16, 2014.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit Number	Description

	99.1	Steel Dynamics, Inc. press release dated June 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: June 18, 2014	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer